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                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                               DANIEL SCOTT, INC.,

                                ROBERT SCHMERTZ,

                               STEVEN MADDEN, LTD.

                                       AND

                           STEVEN MADDEN OUTLETS, INC.

                             DATED AS OF MAY 1, 1998



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                                TABLE OF CONTENTS


                                                                           PAGE


ARTICLE I....................................................................1
         1.1   CERTAIN DEFINITIONS...........................................1
         1.2   TRANSFER OF THE ASSETS........................................4
         1.3   ASSUMPTION BY THE BUYER OF CERTAIN LIABILITIES................4
         1.4   NON-ASSUMED LIABILITIES.......................................4
         1.5   PURCHASE PRICE FOR THE ASSETS; RESTRICTIONS ON TRANSFER.......5
         1.6   CLOSING ADJUSTMENTS...........................................5


ARTICLE II...................................................................5
         2.1   THE CLOSING...................................................5
         2.2   ADDITIONAL ACTIONS TO BE TAKEN ON THE CLOSING DATE............6


ARTICLE III..................................................................7
         3.1   ORGANIZATION AND QUALIFICATION................................7
         3.2   SUBSIDIARIES..................................................7
         3.3   VALIDITY AND EXECUTION OF AGREEMENT...........................7
         3.4   NO CONFLICT...................................................7
         3.5   LITIGATION....................................................8
         3.6   THE ASSETS....................................................8
         3.7   INTANGIBLE PROPERTY...........................................8
         3.8   NO MATERIAL ADVERSE CHANGE....................................8
         3.9   CONTRACTS AND OTHER AGREEMENTS................................8
         3.10  REAL ESTATE...................................................8
         3.11  ERISA.........................................................8
         3.12  ENVIRONMENTAL MATTERS.........................................9
         3.13  LICENSES AND PERMITS..........................................9
         3.14  INVESTMENT REPRESENTATIONS....................................9


ARTICLE IV..................................................................10
         4.1   ORGANIZATION AND QUALIFICATION...............................10
         4.2   VALIDITY AND EXECUTION OF AGREEMENT..........................10
         4.3   NO CONFLICT..................................................10
         4.4   THE SHARES...................................................11
         4.5   SEC REPORTS; DISCLOSURE......................................11

                                       i
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ARTICLE V...................................................................11
         5.1   SURVIVAL.....................................................11
         5.2   INDEMNIFICATION AND OTHER COVENANTS..........................12
         5.3   METHOD OF ASSERTING CLAIMS...................................12
         5.4   SUBROGATION; EXCLUSIVITY OF REMEDY...........................14
         5.5   NON-COMPETITION..............................................15


ARTICLE VI..................................................................15
         6.1   SALES AND TRANSFER TAXES.....................................15
         6.2   POST-CLOSING FURTHER ASSURANCES..............................15
         6.3   NOTICES......................................................16
         6.4   PUBLICITY....................................................17
         6.5   ENTIRE AGREEMENT.............................................17
         6.6   WAIVERS AND AMENDMENTS.......................................17
         6.7   GOVERNING LAW................................................17
         6.8   BINDING EFFECT; NO ASSIGNMENT................................17
         6.9   VARIATIONS IN PRONOUNS.......................................17
         6.10  COUNTERPARTS.................................................17
         6.11  EXHIBITS AND SCHEDULES.......................................17
         6.12  EFFECT OF DISCLOSURE ON SCHEDULES............................18
         6.13  HEADINGS.....................................................18
         6.14  SEVERABILITY OF PROVISIONS...................................18
         6.15  BROKERS......................................................18
         6.16  CHANGE AND USE OF NAME.......................................18

                                    EXHIBITS

EXHIBIT A - Assignment & Assumption Agreement
EXHIBIT B - Bill of Sale
EXHIBIT C - Assignment of Lease and Landlord's  Consent
EXHIBIT D -  Registration  Rights Agreement
EXHIBIT E - Employment Agreement

                                    SCHEDULES

1.1(a)     - Excluded Assets
1.2        - Assets
1.3(b)     - Assumed Liabilities
3.9        - Material Agreements
3.10       - Real Estate


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                          ASSET PURCHASE AGREEMENT

         ASSET PURCHASE AGREEMENT, dated as of May 1, 1998 by and between Daniel Scott, Inc., a New York corporation ("Seller), Steven Madden Outlets, Inc., a Delaware corporation (the "Buyer"), Steven Madden, Ltd., a New York corporation ("Buyer Parent"), and Robert Schmertz ("Schmertz").

                              W I T N E S S E T H :

         WHEREAS, the Seller is engaged in the business of operating a retail shoe store under the name Shoe Biz located at 86 Main Street, Mineola, NY 11501 (the "Business"); and

         WHEREAS, the Seller owns certain assets comprising the Assets (as hereinafter defined) which are related to the conduct of the Business; and

         WHEREAS, the Seller wishes to transfer, and the Buyer wishes to purchase, the Assets, subject to the assumption by the Buyer of certain liabilities of the Seller comprising the Assumed Liabilities (as hereinafter defined) in exchange for the Shares (as hereafter defined); and

         WHEREAS, Seller and Buyer have adopted a plan of reorganization and intend that the sale of the Assets qualify as a reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the Seller, Schmertz, Buyer Parent and the Buyer hereby agree as follows:

                                    ARTICLE I

                      DEFINITIONS; PURCHASE OF THE ASSETS;
               ASSUMPTION OF ASSUMED LIABILITIES; PURCHASE PRICE;
         CLOSING ADJUSTMENTS; CONDITION OF ASSETS; ADDITIONAL SHARES

         1.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the following meanings unless the context otherwise requires:

         "AFFILIATE" means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person.

         "ASSETS" has the meaning specified in Section 1.2.

         "ASSIGNED CONTRACTS AND LEASES" means the unexpired lease(s) set forth in Schedule 3.10) and executory contracts set forth on Schedule 3.9.

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         "ASSIGNMENT AND ASSUMPTION AGREEMENT" means an instrument substantially in the form of Exhibit A attached hereto.

         "ASSIGNMENT OF LEASE AND LANDLORD'S CONSENT" means an instrument substantially in the form of Exhibit C attached hereto.

         "BILL OF SALE" means an instrument substantially in the form of Exhibit B attached hereto.

         "BUSINESS" has the meaning specified in the Recitals.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York City.

         "BUYER" has the meaning specified in the introductory paragraph of this Agreement.

         "CLAIM NOTICE" has the meaning specified in Section 5.3(a).

         "CLOSING" has the meaning specified in Section 2.1(a).

         "EFFECTIVE DATE" means 12:01 a.m. on May 1, 1998.

         "EMPLOYMENT AGREEMENT" means an instrument substantially in the form of Exhibit E attached hereto.

         "ENVIRONMENTAL LAW" means any and all present and future federal, state, local and statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, grants, franchises, licenses or agreements relating to
(a) the protection of the environment, health or workers safety; (b) pollution or environmental contamination; or (c) the use, processing, distribution, generation, treatment, storage, recycling, transportation, disposal, handling, Release or threatened or potential Release of any Material of Environmental Concern.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EXCLUDED ASSETS" means those assets of the Seller or an Affiliate of Seller set forth on Schedule 1.1(a).

         "GOVERNMENTAL OR REGULATORY BODY" means any government or political subdivision thereof, whether federal, state, county, local or foreign, or any agency, authority or instrumentality of any such government or political subdivision.

         "INDEMNIFIED PARTY" has the meaning specified in Section 5.3.

         "INDEMNIFYING PARTY" has the meaning specified in Section 5.3.

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         "LANDLORD" means Barnet Michelman,  the landlord of the Seller's retail store location at 86 Main street, Mineola, New York 11501.

         "LEASES" has the meaning specified in Section 3.10.

         "LIEN" means any lien, pledge, hypothecation, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any stockholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

         "LOSSES" has the meaning specified in Section 5.2.

         "MATERIAL ADVERSE EFFECT" means any change or changes or effect or effects that individually or in the aggregate are or is reasonably expected to be materially adverse to (a) the Assets, operations, income or conditions (financial or otherwise) of the Business or the transactions contemplated by this Agreement or (b) the ability of the Seller to perform its obligations under this Agreement.

         "MATERIAL AGREEMENTS" has the meaning specified in Section 3.9.

         "NON-ASSUMED LIABILITIES" has the meaning specified in Section 1.4.

         "PERMITTED LIENS" means Liens for taxes not yet due.

         "PERSON" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental or Regulatory Body or other entity.

         "PLAN" means any plan, fund, program, understanding, policy, arrangement, contract or commitment, whether qualified or not qualified for federal income tax purposes, whether formal or informal, whether for the benefit of a single individual or more than one individual, which is in the nature of
(a) an employee pension benefit plan (as defined in ERISA Section 3(2)) (b) an employee welfare benefit plan (as defined in ERISA Section 3(1)) or (c) an incentive, deferred compensation, or other benefit arrangement for employees, former employees, their dependents or their beneficiaries.

         "PURCHASE PRICE" has the meaning specified in Section 1.5.

         "RECORDS" shall mean files and records, including correspondence, books of account, employment records, customer files, purchase and sales records and correspondence, advertising records, files and literature, and other written materials of Seller to the extent relating to the Assets or the Business; PROVIDED, HOWEVER, that Records shall not mean or include the corporate minute books and stock records of Seller and any shares of capital stock of Seller, nor shall they include any communications that do not relate to the Assets or the Business that are currently protected from disclosure by Seller by virtue of the attorney-client privilege.

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         "REGISTRATION  RIGHTS  AGREEMENT" means an instrument  substantially in the form of Exhibit D attached hereto.

         "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

         "SCHMERTZ" has the meaning specified in the introductory paragraph of this Agreement.

         "SHARES" has the meaning specified in Section 1.5.

         "SELLER" has the meaning specified in the introductory paragraph of this Agreement.

         "TAX" or "TAXES" mean all taxes, charges, fees, levies or other assessments imposed by any federal, state, local or foreign Taxing Authority, including, without limitation, gross income, gross receipts, income, capital, excise, property (tangible and intangible), sales, transfer, value added, employment, payroll and franchise taxes and such terms shall include any interest, penalties or additions attributable to or imposed on or with respect to such assessments.

         1.2 TRANSFER OF THE ASSETS. Subject to the terms and conditions set forth in this Agreement, the Seller agrees that, on the date hereof (the "Closing Date"), the Seller shall sell, transfer, assign, convey and deliver to the Buyer, without recourse, representation or warranty except as otherwise expressly provided herein and Buyer shall purchase from the Seller, all of the assets owned, used or held by the Seller to conduct the Business, including without limitation the assets set forth on Schedule 1.2, other than the Excluded Assets (the "Assets"), free and clear of all Liens, other than Permitted Liens.

         1.3 ASSUMPTION BY THE BUYER OF CERTAIN LIABILITIES. Subject to the terms and conditions set forth in this Agreement, Buyer agrees that, on the Closing Date but effective as of the Effective Date, Buyer shall assume and thereafter pay, perform or discharge, as the case may be, the following obligations and liabilities of the Seller (the "Assumed Liabilities"):

         (a) all obligations and liabilities of the Seller arising out of, or in connection with, the Assigned Contracts and Leases;

         (b) all liabilities of the Seller outstanding as of the Effective Date reflected on Schedule 1.3 (b) attached hereto not to exceed $150,000 in the aggregate; and

         (c) all liabilities and obligations of Seller incurred in the ordinary course of business during the period commencing on the Effective Date and ending on the Closing Date.

         1.4 NON-ASSUMED LIABILITIES. The Buyer shall not assume nor be responsible for any liabilities or obligations of the Seller or any of its Affiliates other than the Assumed Liabilities (the "Non-Assumed Liabilities").

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         1.5  PURCHASE  PRICE FOR THE  ASSETS;  RESTRICTIONS  ON  TRANSFER.  The
consideration for the Assets shall be the (i) assumption by the Buyer of the Assumed Liabilities; and (ii) the delivery on the Closing Date of 64,520 shares of common stock of Buyer Parent (the "Shares") (collectively, the "Purchase Price"). Except as contemplated by the Note (as hereinafter defined), Seller and Schmertz agree (and, if necessary, cause his wife to agree) not to sell, transfer, pledge, hypothecate or otherwise encumber more than 32,260 shares during the eighteen (18) month period (the "Restricted Period") following the date hereof without the prior written consent of the Buyer; provided, however, that (i) Seller may transfer the Shares to Schmertz and his wife upon liquidation of Seller and (ii) Seller or Schmertz, as the case may be, may sell such additional shares in order to repay the outstanding principal amount and accrued and unpaid interest on that certain promissory note dated May 1, 1998 issued by Schmertz to Buyer (the "Note"). At the conclusion of the Restricted Period and upon the request of Seller or Schmertz, Buyer Parent shall cause its transfer agent to remove any restrictive legend contemplated by the preceding sentence.

         1.6 CLOSING ADJUSTMENTS. (a) Adjustments shall be made between the Seller and the Buyer as of the Effective Date with respect to the rent and additional rent or charges (including, but not limited to, additional rent or charges for real estate taxes, water charges, insurance and common area maintenance) payable by or to the Seller pursuant to the Lease with the Landlord.

         (b) The net amount of any closing adjustments in favor of the Seller shall be paid to the Seller on the Closing Date in immediately available funds, and the net amount of any closing adjustments in favor of the Buyer shall be paid to the Buyer on the Closing Date in shares of common stock of Buyer Parent valued as specified in Section 5.3(d).

         (c) Any errors or omissions in computing closing adjustments discovered after Closing Date shall be corrected promptly upon discovery. The obligation of the parties under this Section shall survive the Closing.

                                   ARTICLE II

                                     CLOSING

         2.1 THE CLOSING. (a) The consummation of the transactions contemplated by this Agreement (the "Closing") shall be held simultaneous with the execution of this Agreement at the offices of Berlack, Israels & Liberman LLP, 120 West 45th Street, New York, New York 10036.

         (b) At the Closing, the Seller shall execute and deliver or cause to be executed and delivered to the Buyer, all documents and instruments necessary to transfer to the Buyer, all of the right, title and interest of the Seller in and to the Assets, including, without limitation:

                (i) the Assignment and Assumption Agreement, signed by the Seller;

               (ii) the  Bill of Sale, as applicable, signed by the Seller; and

              (iii) the Assignment of Lease and Landlord's Consent, signed by the Seller and the Landlord.

         (c) At the Closing, the Buyer shall:

                (i) execute and deliver to the Seller the Assignment and Assumption Agreement;

               (ii)  assume  the   Assumed  Liabilities   effective  as  of  the
Effective Date; and

              (iii)  deliver the Shares to the Seller.

         (d) At the Closing, the Buyer and Schmertz shall execute and deliver the Employment Agreement.

         (e) At the Closing, the Buyer Parent and Seller shall execute and deliver the Registration Rights Agreement.

         2.2 ADDITIONAL ACTIONS TO BE TAKEN ON THE CLOSING DATE.

         (a) LIENS/CONSENTS. The Seller shall have satisfied and discharged all Liens on the Assets, except for Permitted Liens and provided the Buyer with evidence of such satisfaction and discharge as well as all necessary consents to transfer or assign the Assets to Buyer, in form and substance satisfactory to the Buyer.

         (b) SHAREHOLDER CONSENT. The Buyer shall have received a consent to the transactions contemplated by this agreement signed by all of the shareholders of Seller.

         (c) BULK SALES ACT. Other than with respect to the Assumed Liabilities, Schmertz agrees to indemnify Buyer and Buyer Parent from any Losses incurred by Buyer and Buyer Parent arising out of or resulting from the failure of the Seller to comply with Article 6 of the Uniform Commercial Code of the State of New York. Buyer and Buyer Parent hereby waive compliance with the provisions of any applicable bulk sales law of any jurisdiction in connection with the transactions contemplated hereby and no representation, warranty or covenant contained in this Agreement shall be deemed to have been breached as a result of such non-compliance.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                           OF THE SELLER AND SCHMERTZ

The Seller and Schmertz jointly and severally represent and warrant to the Buyer as follows:

         3.1 ORGANIZATION AND QUALIFICATION. Seller is a corporation validly existing and in good standing under the laws of the State of New York doing business as "Shoe Biz", and has all requisite corporate power and authority to
(a) own, lease and operate its properties and assets as they are now owned, leased and operated and (b) carry on its business as now presently conducted and as proposed to be conducted. Seller is duly qualified to do business in each jurisdiction in which the nature of its business or properties makes such qualification necessary, except where the failure to do so would not have a Material Adverse Effect.

         3.2 SUBSIDIARIES. Seller has no subsidiaries.


         3.3. VALIDITY AND EXECUTION OF AGREEMENT. Seller has the full legal right, capacity and power and all requisite corporate authority and approval required to enter into, execute and deliver this Agreement and any other agreement or instrument contemplated hereby, and to perform fully its obligations hereunder and thereunder. The shareholders and the board of directors of Seller have each approved the transactions contemplated pursuant to this Agreement and each of the other agreements required to be entered into pursuant hereto by Seller. This Agreement and such other agreements and instruments have been duly executed and delivered by Seller and each constitutes the valid and binding obligation of Seller enforceable against it in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws (whether statutory, regulatory or decisional), now or hereafter in effect, relating to or affecting the rights of creditors generally or by equitable principles (regardless of whether considered in a proceeding at law or in equity).

         3.4 NO CONFLICT. Neither the execution and delivery of this Agreement nor the performance by the Seller or Schmertz of the transactions contemplated hereby will violate or conflict with (a) any of the provisions of the Certificate of Incorporation or By-Laws or other organizational documents of the Seller; (b) result in the acceleration of, or entitle any party to accelerate the maturity or the cancellation of the performance of any obligation under, or result in the creation or imposition of any Lien in or upon the Assets or constitute a default (or an event which might, with the passage of time or the giving of notice, or both, constitute a default) under any material contract to which Seller is a party other than (1) as specifically set forth on Schedule 3.9, (2) any contract or instrument evidencing any of the Non-Assumed Liabilities, and (3) such contract violations, accelerations, cancellations, defaults or Liens as do not individually or in the aggregate have a Material Adverse Effect; and, (c) any order, judgment, regulation or ruling of any Governmental or Regulatory Body to which the Seller and Schmertz is a party or by which any of its property or assets may be bound or affected or with any provision of any law, rule, regulation, order, judgment, or ruling of any Governmental or Regulatory Body applicable to the Seller other than such violations or conflicts as do not or will not individually or in the aggregate have a Material Adverse Effect.

         3.5 LITIGATION. There are no outstanding orders, judgments, injunctions, investigations, awards or decrees of any court, Governmental or Regulatory Body or arbitration tribunal by which the Seller, or any of its securities, assets, properties or business is bound. There are no actions, suits, claims, investigations, legal, administrative or arbitral proceedings pending or, to the best knowledge of the Seller, threatened (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) against or affecting the Seller, or any of its assets or properties, that, individually or in the aggregate, are reasonably expected to have a Material Adverse Effect.

         3.6 THE ASSETS. The Seller owns outright and has good title to all of the owned Assets free and clear of any Lien, other than Permitted Liens. The Assignment and Assumption Agreement and such other conveyancing documents as shall have been executed and delivered to the Buyer will convey good title to the Assets, free and clear of any Liens, except for Permitted Liens. Except for the assets described on Schedule 1.1(a), the Assets transferred pursuant hereto constitute all of the assets necessary and appropriate for the conduct of the Business as of the date hereof in substantially the same manner as the Business has heretofore been conducted.

         3.7 INTANGIBLE PROPERTY. To the best knowledge of the Seller without having conducted any investigation, (i) no patent, invention, trademark, service mark or trade name of any other Person infringes upon, or is infringed upon by any of the trademarks, service marks, logos or tradenames of the Seller and (ii) the operation of the Business has not infringed on the intellectual property rights of others.

         3.8 NO MATERIAL ADVERSE CHANGE. Since January 1, 1998, there has been no material adverse change in the Business, operations or financial condition of the Seller, or in the assets, liabilities, net worth or properties of the Seller, and the Seller knows of no such change that is threatened, nor has there been any damage, destruction or loss which could have a Material Adverse Effect, whether or not covered by insurance.

         3.9 CONTRACTS AND OTHER AGREEMENTS. Schedule 3.9 sets forth all written agreements (and, to the best knowledge of the Seller, any oral agreement) and arrangements that materially affect the operations of the Business or to which Seller is a party (collectively, the "Material Agreements").

         3.10 REAL ESTATE. Schedule 3.10 sets forth a list and supplies descriptions of all leases or subleases (the "Leases") under which the Seller is lessor or lessee of any real property. A true, correct and complete copy of all Leases have been delivered or made available to the Buyer. To Seller's knowledge, the Lease is in full force and effect and the Seller has not received any notice of any default thereunder.

         3.11 ERISA. The Seller does not sponsor, maintain, have any obligation to contribute to, have any liability under, and is not otherwise a party to, any Plan.

         3.12 ENVIRONMENTAL MATTERS. The Seller is not in violation of, or delinquent in respect to, any Environmental Law which violation or delinquency would have a Material Adverse Effect.

         3.13 LICENSES AND PERMITS. Any permits, licenses, registrations and consents which are necessary in connection with the Seller's operations and properties, are in full force and effect and in good standing, except for permits, licenses, registrations or consents which the failure to obtain would not have a Material Adverse Effect.

         3.14 INVESTMENT REPRESENTATIVES. The issuance of the Shares in this transaction is intended to be a private transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and is made in reliance upon the representations set forth below.

         (a) Seller is acquiring the Shares for its own account for investment only and not with a view to, or for sale in connection with, a distribution of the Shares in violation of the Securities Act and any applicable state securities or blue-sky laws;

         (b) Seller acknowledges to the Buyer that:

                  (i) the Buyer has advised Seller that the Shares have not been registered under the Securities Act or under the laws of any state on the basis that the issuance thereof contemplated by this Agreement is exempt from such registration and the certificate representing the Shares shall contain a restrictive legend reflecting the fact that the Shares have not been registered;

                  (ii)  the  Buyer's   reliance  on  the  availability  of  such
exemption is, in part, based upon the accuracy and truthfulness of Seller's representations contained herein;

                  (iii) the Shares cannot be resold without registration or an exemption under the Securities Act and such state securities laws, and that certificates representing the Shares will bear a restrictive legend to such effect as well as a restrictive legend in accordance with the restrictions on transfer contained in Section 1.5;

                  (iv) Seller has evaluated the merits and risks of acquiring the Shares and has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of such acquisition, is aware of and has considered the financial risks and financial hazards of acquiring the Shares, and is able to bear the economic risk of acquiring the Shares, including the possibility of a complete loss with respect thereto.

         3.15 EXCLUSIVITY OF REPRESENTATIONS; RELIANCE ON REPRESENTATIONS. The representations and warranties made by Seller and Schmertz in this Agreement are in lieu of and are exclusive of all other representations and warranties, including, without limitation, any implied warranty of merchantability or of fitness for a particular purpose and any other implied warranties of Seller and Schmertz. Seller and Schmertz each hereby disclaims any such other or implied representations or warranties, notwithstanding the delivery or disclosure by Seller and Schmertz or any other person to Buyer or Buyer Parent or any of their directors, officers, employees, agents or representatives, of any documentation or other information in connection with this Agreement or the transactions contemplated hereby.

                                   ARTICLE IV

          REPRESENTATIONS AND WARRANTIES OF THE BUYER AND BUYER PARENT

         The Buyer and Buyer Parent, jointly and severally, represent and warrant to the Seller and Schmertz as follows:

         4.1 ORGANIZATION AND QUALIFICATION. The Buyer is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to (a) own, lease and operate its properties and assets as they are now owned, leased and operated and (b) carry on its business as now presently conducted and is duly qualified to do business in each jurisdiction in which the nature of its business or properties makes such qualification necessary. Buyer will as soon as practicable after the Closing be duly qualified to do business in the State of New York. Buyer Parent is a corporation validly existing and in good standing under the laws of the State of New York.

         4.2 VALIDITY AND EXECUTION OF AGREEMENT. The Buyer and Buyer Parent each has the full legal right, capacity and power and all requisite corporate authority and approval required to enter into, execute and deliver this Agreement and any other agreement or instrument contemplated hereby, and to perform fully its respective obligations hereunder and thereunder. The respective board of directors of the Buyer and Buyer Parent each has approved to the extent required by law the transactions contemplated by this Agreement and each of the other agreements required to be entered into pursuant hereto by the Buyer and Buyer Parent and no other corporate or shareholder approvals are required. This Agreement and such other agreements and instruments have been duly executed and delivered by the Buyer and Buyer Parent and each constitutes the valid and binding obligation of the Buyer and Buyer Parent enforceable against them in accordance with their respective terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws (whether statutory, regulatory or decisional), now or hereafter in effect, relating to or affecting the rights of creditors generally or by equitable principles (regardless of whether considered in a proceeding at law or in equity).

         4.3 NO CONFLICT. Neither the execution and delivery of this Agreement nor the performance by the Buyer of the transactions contemplated herein will violate or conflict with (a) any of the provisions of their respective Certificates of Incorporation or By-Laws or other organizational documents of Buyer and Buyer Parent; or (b) result in the acceleration of, or entitle any party to accelerate the maturity or the cancellation of the performance of any obligation under, or result in the creation or imposition of any Lien or constitute a default (or an event which might, with the passage of time or the giving of notice, or both, constitute a default) under any material contract to which Buyer or Buyer Parent is a party, other than (1) such contract violations, accelerations, cancellations, defaults or Liens as do not individually or in the aggregate have a material adverse effect on Buyer or Buyer Parent or their ability to perform their obligations hereunder or under the other agreements contemplated hereby, (2) any order, judgment, regulation or ruling of any Governmental or Regulatory Body to which the Buyer or Buyer Parent is a party or by which any of its respective property or assets may be bound or affected or with any provision of any law, rule, regulation, order, judgment, or ruling of any Governmental or Regulatory Body applicable to the Buyer or Buyer Parent, other than such violations or conflicts as do not individually or in the aggregate have a material adverse effect on Buyer or Buyer Parent or their ability to perform their obligations hereunder or under the other agreements contemplated hereby.


         4.4 THE SHARES. The Shares have been duly and validly authorized and issued by Buyer Parent and are fully paid and non-assessable.


         4.5 SEC REPORTS; DISCLOSURE. .

         (a) Buyer has delivered to Seller a true and complete copy of the Annual Report on Form 10-K for Buyer Parent for the year ended December 31, 1997 and all 10-Q and 8-K reports for Buyer Parent filed since the filing of such 10-K by Buyer Parent with the Securities and Exchange Commission (the "SEC")(collectively, the "Buyer Reports"). As of their respective dates, Buyer Reports complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC, and, as of their respective dates, no Buyer Report contained any untrue statement of material fact or omits to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) The financial statements contained in the Buyer Reports are in accordance with the books and records regularly maintained with respect to Buyer Parent and present fairly the financial conditions as of and the results of operations and cash flow for the dates and periods so indicated, in accordance with Generally Accepted Accounting Principles ("GAAP").

         4.6 NO MATERIAL ADVERSE CHANGE. Since December 31, 1997, there has been no material adverse change in the business of the Buyer or Buyer Parent, the liabilities, net worth or properties of the Buyer or Buyer Parent.

                                    ARTICLE V

                       INDEMNIFICATION AND OTHER COVENANTS

         5.1  SURVIVAL.  Subject  to  this  Section  5.1,  all  representations, warranties, covenants and agreements contained in this Agreement, the Registration Rights Agreement or in any exhibit, certificate, agreement, document or statement delivered pursuant hereto (an "Ancillary Instrument") shall survive (and not be affected in any respect by) the Closing and any investigation conducted by any party hereto. Notwithstanding the foregoing, the representations and warranties contained in or made pursuant to this Agreement or any Ancillary Instrument and the related indemnity obligations set forth in
Article V, shall terminate on, and no claim or action with respect thereto may be brought after, the date that is two years after the Effective Date, except that the representations and warranties contained in Sections 3.6 and 4.4 shall survive in perpetuity.

         5.2 INDEMNIFICATION. (a) The Seller and Schmertz jointly and severally agree to indemnify, defend and hold harmless the Buyer and Buyer Parent and their respective directors, officers, employees, shareholders and any Affiliates of the foregoing, and their successors and assigns (collectively, the "Buyer Group") from and against any and all losses, liabilities (including to the extent arising from third-party claims, punitive or exemplary damages and fines or penalties and any interest thereon), expenses (including reasonable fees and disbursements of counsel and expenses of investigation and defense), claims, Liens or other obligations of any nature whatsoever (hereinafter individually, a "Loss" and collectively, "Losses") suffered or incurred by the Buyer Group which, directly or indirectly, arise out of, result from or relate to, (i) any inaccuracy in or any breach (as of the Effective Date) of any representation or warranty of the Seller contained in Article III, (ii) any breach of any covenant or agreement of the Seller, in each case contained in this Agreement or in any other document contemplated by this Agreement, (iii) any Taxes of the Seller or Schmertz attributable to the period prior to the Effective Date, other than any Taxes included within the Assumed Liabilities (a "Tax Loss") or (iv) any liability or obligation arising out of the operation of the Business before the Effective Date, except for the Assumed Liabilities. Notwithstanding anything provided in this Agreement, Seller and Schmertz shall not be responsible for any Losses (other than Tax Losses), until the cumulative aggregate amount of such Losses exceeds $15,000 (the "Minimum Amount"), in which case Seller and Schmertz shall then be liable only for such Losses in excess of the Minimum Amount, and the cumulative aggregate indemnity obligation of Seller and Schmertz shall in no event exceed $500,000 (the "Maximum Amount"). With respect to a Tax Loss, Seller and Schmertz's liability shall not be limited in any manner by the Minimum Amount or the Maximum Amount.

         (b) The Buyer and Buyer Parent jointly and severally agree to indemnify, defend and hold harmless Schmertz, the Seller and its respective directors, officers, employees, and shareholders, and any Affiliates of the foregoing, and their successors and assigns from and against any and all Losses suffered or incurred by them which, directly or indirectly, arise out of, result from or relate to (i) any inaccuracy in or any breach (as of the Effective Date) of any representation or warranty of the Buyer or Buyer Parent contained in
Article IV, (ii) any breach of any covenant or agreement of the Buyer or Buyer Parent contained in this Agreement or in any other document contemplated by this Agreement, (iii) the Assumed Liabilities, or (iv) any liability or obligation arising out of the operation of the Business after the Effective Date.

         5.3 METHOD OF  ASSERTING  CLAIMS.  The party  making a claim under this
Article V is referred to as the "Indemnified Party" and the party against whom such claims are asserted under this Article V is referred to as the "Indemnifying Party". All claims by any Indemnified Party under this Article V shall be asserted and resolved as follows:

         (a) In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, said Indemnified Party shall with reasonable promptness notify in writing the Indemnifying Party of such claim or demand, specifying the nature of the specific basis for such claim or demand, and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand; any such notice, together with any notice given pursuant to Section 5.3(b) hereof, collectively being the "Claim Notice"); PROVIDED, HOWEVER, that any failure to give such Claim Notice will not be deemed a waiver of any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are actually prejudiced or harmed. The Indemnifying Party, upon request of the Indemnified Party, shall retain counsel (who shall be reasonably acceptable to the Indemnified Party) to represent the Indemnified Party, and shall pay the fees and disbursements of such counsel with regard thereto, PROVIDED, FURTHER, that any Indemnified Party is hereby authorized prior to the date on which it receives written notice from the Indemnifying Party designating such counsel, to retain counsel, whose reasonable fees and expenses shall be at the expense of the Indemnifying Party, to file any motion, answer or other pleading and take such other action which it reasonably shall deem necessary to protect its interests or those of the Indemnifying Party until the date on which the Indemnified Party receives such notice from the Indemnifying Party. After the Indemnifying Party shall retain such counsel, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties of any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall not, in connection with any proceedings or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one such firm for the Indemnified Party (except to the extent the Indemnified Party retained counsel to protect its (or the Indemnifying Party's) rights prior to the selection of counsel by the
Indemnifying Party). The Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party defends. No claim or demand may be settled by an Indemnifying Party or, where permitted pursuant to this Agreement, by an Indemnified Party without the consent of the Indemnified Party in the first case or the consent of the Indemnifying Party in the second case, which consent shall not be unreasonably withheld, unless such settlement shall be accompanied by a complete release of the Indemnified Party in the first case or the Indemnifying Party in the second case.

         (b) In the event any Indemnified Party shall have a claim against any Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party does not dispute such claim, the amount of such claim shall be paid to the Indemnified Party within thirty (30) days of receipt of the Claim Notice.

         (c) So long as any right to  indemnification  exists  pursuant  to this
Article V, the affected parties each agree to retain all books, records, accounts, instruments and documents reasonably related to the Claim Notice. In each instance, the Indemnified Party shall have the right to be kept informed by the Indemnifying Party and its legal counsel with respect to all significant matters relating to any legal proceedings. Any information or documents made available to any party hereunder, which information is designated as confidential by the party providing such information and which is not otherwise generally available to the public, or which information is not otherwise lawfully obtained from third parties or not already within the knowledge of the party to whom the information is provided (unless otherwise covered by the confidentiality provisions of any other agreement among the parties hereto, or any of them), and except as may be required by applicable law or requested by third party lenders to such party, shall not be disclosed to any third Person (except for the representatives of the party being provided with the information, in which event the party being provided with the information shall request its representatives not to disclose any such information which it otherwise required hereunder to be kept confidential).

         (d) To the extent a Loss occurs under Section 5.2(a)(i) or (ii), for so long as Seller, Schmertz, an affiliate thereof or any family member of Schmertz owns any Shares Buyer shall be indemnified by Seller's surrender for cancellation of Shares having a fair market value equal to such Loss. For purposes of this paragraph, fair market value of the Shares shall mean the average market price of the Shares for five trading days before an indemnification claim is paid. Notwithstanding the foregoing, to the extent a Tax Loss occurs, Buyer shall be indemnified by Buyer's payment to Seller of immediately available funds. Any indemnification pursuant to Section 5.2 shall be treated as an adjustment to the Purchase Price.

         5.4      SUBROGATION; EXCLUSIVITY OF REMEDY.

                  (a) Notwithstanding anything contained in this Agreement, upon payment of any amount pursuant to any indemnification claim, the Indemnifying Party shall be subrogated, to the extent of such payment, to all of the Indemnified Party's rights of recovery against any third party with respect to the matters to which such indemnification claim relates.

                  (b) Notwithstanding anything contained in this Agreement, the rights and remedies of Seller, Schmertz, Buyer and Buyer Parent under this
Article V are exclusive and in lieu of any and all other rights and remedies which Seller and Schmertz or Buyer and Buyer Parent, as the case may be, may have against the other, under this Agreement or otherwise, (i) with respect to
(x) the inaccuracy of any representation, warranty, certification or other statement made (or deemed made) by Seller and Schmertz or Buyer and Buyer Parent in or pursuant to this Agreement or any Ancillary Instrument or (y) any breach of, or failure to perform or comply with, any covenant or agreement set forth in this Agreement or in any Ancillary Instrument or (ii) with respect to the transactions contemplated by this Agreement. All claims for indemnification must be asserted, if at all, in good faith and in accordance with the provisions of this Article V and, to the extent applicable to such claims, within the relevant time period set forth in this Article V.

         5.5 NON-COMPETITION.

         (a) Seller and Schmertz acknowledge that (i) Seller's operation of the Business has brought it in close contact with certain confidential affairs of the Business not readily available to the public; and (ii) Buyer would not purchase the Assets and assume the Assumed Liabilities but for the agreements and covenants of Seller contained in this Section 5.5.

         (b) Seller shall not in the New York City metropolitan area, directly or indirectly, for a period consisting of one year following the Effective Date (the "Restricted Period"), (i) engage in the Restricted Activities or (ii) become affiliated with any person engaged in the Restricted Activities (other than Buyer and Buyer Parent) as a partner, shareholder, principal, agent, trustee, consultant or lender; provided however, that this Section 5.5 shall not be construed to prohibit the ownership of not more than 2% of the issued and outstanding voting securities of any class of any company whose voting capital stock is traded on a national securities exchange or the over-the-counter market. "Restricted Activities" means the sale, marketing, design or distribution of footwear products, or provide technical assistance, advice or counseling regarding the footwear industry. If any of the restrictions contained in this Section 5.5 shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form this Section shall then be enforceable in the manner contemplated hereby.


                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1 SALES AND TRANSFER TAXES. All required filings under any applicable Federal, state, foreign or local sales tax, stamp tax or similar laws or regulations shall be made in a timely manner by the party responsible therefor under such laws and regulations, and, within ten (10) days following the Closing, such party shall deliver to the other parties either (a) proof of the payment of any sales tax assessed pursuant to such filings or (b) statements of no sales tax due, as the case may be. Buyer shall pay any and all transfer, sales or stamp taxes and any similar taxes or assessments imposed on the transfer of the Assets and the Assumed Liabilities in accordance with the terms of this Agreement, including but not limited to any New York state real property transfer tax.

         6.2 POST-CLOSING FURTHER ASSURANCES. (a) At any time and from time to time after the Closing Date at the request of either party, and without further consideration, the other party will execute and deliver, or cause the execution and delivery of, such other instruments of sale, transfer, conveyance, assignment and confirmation and take or cause to be taken such other action as the party requesting the same may reasonably deem necessary or desirable in order to transfer, convey and assign more effectively to the requesting party all of the property and rights intended to be conveyed to such party pursuant to the provisions of this Agreement.

         (b) Seller, Schmertz, Buyer and Buyer Parent agree to report the sale of Assets for income Tax purposes as a tax-free reorganization under Section 368(a)(1)(C) of the Code (and any corresponding provision of state or local income tax law).

         6.3 NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be given personally, sent by facsimile transmission or sent by prepaid air courier or certified, registered or express mail, postage prepaid. Any such notice shall be deemed to have been given (a) when received, if delivered in person, sent by facsimile transmission and confirmed in writing within three (3) Business Days thereafter or sent by prepaid air courier or (b) two (2) Business Days following the mailing thereof, if mailed by certified first class mail, postage prepaid, return receipt requested, in any such case as follows (or to such other address or addresses as a party may have advised the other in the manner provided in this Section 6.4):

                  If to Seller and Schmertz, to:

                               Robert Schmertz
                               Daniel Scott, Inc.
                               86 Main Street
                               Mineola, NY  11501

                  with a copy to:

                               Hughes Hubbard & Reed, LLP
                               One Battery Park Plaza
                               New York, New York  10004
                               Attn:  Kenneth A. Lefkowitz, Esq.
                               Telephone Number (212) 837-6000
                               Telecopier Number (212) 422-4726

                  If to Buyer or to Buyer Parent to:

                               Steven Madden Retail, Inc.
                               52-16 Barnett Avenue
                               Long Island City, New York 11104
                               Attn:  Steven Madden
                               Telephone Number (718) 446-1800
                               Telecopier Number (718) 446-5599

                  with a copy to:

                               Berlack, Israels & Liberman LLP
                               120 West 45th Street
                               New York, New York 10036
                               Attn:  Alan N. Forman, Esq.
                               Telephone Number (212) 704-0100
                               Telecopier Number (212) 704-0196

         6.4 PUBLICITY. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance approval thereof by the Buyer and the Seller.

         6.5 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules) and the agreements, certificates and other documents delivered pursuant to this Agreement contain the entire agreement among the parties with respect to the transactions described herein, and supersede all prior agreements, written or oral, with respect thereto.

         6.6 WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

         6.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

         6.8 BINDING EFFECT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representatives. This Agreement is not assignable except by operation of law and any other purported assignment shall be null and void.

         6.9 VARIATIONS IN PRONOUNS. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

         6.10 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

         6.11 EXHIBITS AND SCHEDULES. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

         6.12 EFFECT OF DISCLOSURE ON SCHEDULES. Any item disclosed on any Schedule shall be deemed to be disclosed in connection with (a) the specific representation and warranty to which such Schedule is expressly referenced, (b) any specific representation and warranty which expressly cross-references such Schedule and (c) any specific representation and warranty to which any other Schedule to this Agreement is expressly referenced if such other Schedule expressly cross-references such Schedule.

         6.13 HEADINGS. The headings in this agreement are for reference only, and shall not affect the interpretation of this Agreement.

         6.14 SEVERABILITY OF PROVISIONS. If any provision or any portion of any provision of this Agreement or the application of such provision or any portion thereof to any Person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affect thereby.

         6.15 BROKERS. Each party hereto represents and warrants that no broker or finder is entitled to any brokerage or finder's fee or other commission from such party, based on agreements, arrangements or undertakings made by such party, in connection with the transactions contemplated hereby.

         6.16 CHANGE AND USE OF NAME. The Seller, within ten (10) days from the date hereof, shall deliver to the Buyer evidence that it has changed its assumed name "Shoe Biz", in those jurisdictions in which the Seller is licensed or qualified to do business and, thereafter shall refrain from directly or indirectly using any name or names, corporate or otherwise, which could be confusingly similar to the name, "Shoe Biz". Seller covenants that it shall cause its affiliate Shoe Biz, Inc., a New York corporation, to change its name within ten days from the date hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          DANIEL SCOTT, INC.


                                          By: /s/ ROBERT SCHMERTZ
                                             -----------------------------------
                                          Name:   Robert Schmertz
                                          Title:  President


                                          STEVEN MADDEN, LTD.


                                          By: /s/ STEVEN MADDEN
                                             -----------------------------------
                                          Name:   Steven Madden
                                          Title:  Chief Executive Officer


                                          STEVEN MADDEN OUTLETS, INC.


                                          By: /s/ STEVEN MADDEN
                                             -----------------------------------
                                          Name:   Steven Madden
                                          Title:  Chief Executive Officer

                                             /s/ ROBERT SCHMERTZ
                                             -----------------------------------
                                                 Robert Schmertz